Exhibit 23.4

CONSENT OF QUALIFIED PERSON

The undersigned hereby consents to:

(i)	The filing of the technical report summary entitled “CuMo Project S-K 1300 Technical Report Summary” (the “Technical Report Summary”), with effective date and signature date of November 2022, that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (“Regulation S-K 1300”) as Exhibit 96.1 to the Current Report on Form 8-K dated January 27, 2023 (the “Form 8-K”) of Idaho Copper Corporation (the “Company”) being filed with the U.S. Securities and Exchange Commission (the “Commission”); and

(ii)	The incorporation by reference of such Technical Report Summary into the Company’s Form S-1 Registration Statement as filed with the Commission on October 6, 2025, and any amendments thereto (the “Form S-1”); and

(iii)	The use of and reference to the name Shaun Dykes, including my status as an expert or “qualified person” (as defined in Regulation S-K 1300) in connection with the Technical Report Summary; and

(iv)	The use of and reference to any chapters, extracts, figures, charts, and/or other data from the Technical Report Summary, with proper reference to the Technical Report Summary.

Shaun Dykes is responsible for authoring, and this consent pertains to, the Technical Report Summary.

/s/ Shaun Dykes
Shaun Dykes P.Geo

Date: October 6, 2025